Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350

Solely for the purposes of complying with 18 U.S.C. § 1350, I, the undersigned Chief Executive Officer of Insurance Management Solutions Group, Inc. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID M. HOWARD
David M. Howard
Chairman, President and Chief Executive Officer August 7, 2003